EXHIBIT 99.01
Hampshire International Business Park Chineham Basingstoke Hampshire RG24 8EP United Kingdom Tel +44 (0)1256 894000 Fax +44 (0)1256 894708 www.shire.com

Press Release

POSTING OF DOCUMENTATION CONCERNING PROPOSALS TO INTRODUCE A NEW UK LISTED HOLDING COMPANY TO CREATE DISTRIBUTABLE RESERVES

Basingstoke, UK and Philadelphia, US – 26th September 2005 –Shire Pharmaceuticals Group plc (the “Company”) (LSE: SHP, NASDAQ: SHPGY, TSX: SHQ) announces that it is today posting a circular to its shareholders in connection with the proposals it announced on 8th September 2005 (the “Proposals”). The Proposals involve the creation of a new UK listed holding company, Shire plc, which will then effect a reduction of its share capital to create distributable reserves.

The approval of the Proposals will be sought both by way of shareholder approval at an Extraordinary General Meeting of the Company and a Court Meeting of the Company’s ordinary shareholders (both of which will be held on 28th October 2005) and also by sanction of the High Court. It is expected that the Proposals will be fully implemented by 29th November 2005. Application has been made to the UK Listing Authority for the listing of, and to the London Stock Exchange for the admission of, up to 600,000,000 ordinary shares of Shire plc.

Copies of the circular and a prospectus relating to Shire plc have been submitted to the UK Listing Authority and will be available for inspection at the UK Listing Authority’s Document Viewing Facility situated at:

The Financial Services Authority,
25 The North Collonnade,
Canary Wharf,
London E14 5HS
(Tel: 44 (0)20 7676 1000)

For further information please contact:

Investor Relations	Cléa Rosenfeld (Rest of the World)	+44 1256 894 160
	Brian Piper (North America)	+1 484 595 8252

Media	Jessica Mann (Rest of the World)	+44 1256 894 280
	Matthew Cabrey (North America)	+1 484 595 8248

Registered in England 2883758 Registered Office as above

Notes to editors

Shire Pharmaceuticals Group plc

Shire Pharmaceuticals Group plc is a global specialty pharmaceutical company with a strategic focus on meeting the needs of the specialist physician and currently focuses on developing and marketing products in the areas of central nervous system (CNS), gastrointestinal (GI), renal diseases and human genetics. Shire has operations in the world’s key pharmaceutical markets (US, Canada, UK, France, Italy, Spain and Germany) as well as a specialist drug delivery unit in the US.

For further information on SPG, please visit the Company’s website: www.shire.com.

“SAFE HARBOR” STATEMENT UNDER THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995

Statements included herein that are not historical facts are forward-looking statements. Such forward-looking statements involve a number of risks and uncertainties and are subject to change at any time. In the event such risks or uncertainties materialize, Shire's results could be materially affected. The risks and uncertainties include, but are not limited to, risks associated with: the inherent uncertainty of pharmaceutical research, product development, manufacturing and commercialization; the impact of competitive products, including, but not limited to, the impact of those on Shire's Attention Deficit and Hyperactivity Disorder (ADHD) franchise; patents, including, but not limited to, legal challenges relating to Shire's ADHD franchise; government regulation and approval, including, but not limited to, the expected product approval dates of MTS (METHYPATCH) (ADHD), SPD503 (ADHD), SPD465 (ADHD), SPD476 (ulcerative colitis), I2S (iduronate-2-sulfatase) (Hunter syndrome), and NRP104 (ADHD), including its scheduling classification by the Drug Enforcement Agency in the United States; SPG’s ability to benefit from its acquisition of Transkaryotic Therapies, Inc.; Shire's ability to secure new products for commercialization and/or development; and other risks and uncertainties detailed from time to time in Shire's filings with the Securities and Exchange Commission, including its Annual Report on Form 10-K for the year to December 31, 2004.